Exhibit 10.14(b)

2006 STOCK ACQUISITION AND OPTION PLAN

FOR KEY EMPLOYEES OF

VALCON ACQUISITION HOLDING B.V. AND ITS SUBSIDIARIES

(As Amended and Restated – Effective 2/25/10)

1.	Purpose of Plan

The 2006 Stock Acquisition and Option Plan for Key Employees of and Valcon Acquisition Holding B.V. and Its Subsidiaries (the “Plan”) is designed:

(a) to promote the long term financial interests and growth of Valcon Acquisition Holding B.V. (the “Company”) and its Subsidiaries by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c) to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.	Definitions

As used in the Plan, the following words shall have the following meanings:

(a) “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(b) “Bidco” means Valcon Acquisition BV, a private company with limited liability incorporated under the laws of The Netherlands and an entity which is wholly-owned by the Company.

(c) “Board” means the Supervisory Board of The Nielsen Company B.V.

(d) “Change in Control” means any transaction (including, without limitation, any merger, consolidation or sale of assets or equity interests, or any acquisition of stock in the open market or otherwise) the result of which is that any Person or Group, other than any of the Investors or their Affiliates, obtains (i) direct or indirect beneficial ownership of more than fifty (50) percent of the voting rights attached to the entire issued share capital of Valcon Acquisition Holding (Luxembourg) S.à.r.l. (“Luxco”), or any entity which is wholly-owned, directly or indirectly, by Luxco and which has materially the same direct or indirect ownership of all direct and indirect subsidiaries of Luxco as does Luxco, or (ii) all or substantially all of the assets of the VNU Group (excluding, for the avoidance of doubt, a transaction or series of transactions involving the sale of only (A) the assets of the entities comprising the Business Information division of the VNU Group, in combination with (B) the assets of either (x) the entities comprising the Marketing Information division of the VNU Group or (y) the entities comprising the Media Measurement and Information division of the VNU Group, in each case as such applicable division is constituted from time to time).

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Control” means with respect to a Person (other than an individual) (i) direct or indirect ownership of more than 50% of the voting rights of such Person, or (ii) the right to appoint the majority of the members of the board of directors (or similar governing body) or to manage on a discretionary basis the assets of such Person and, for avoidance of doubt, a general partner is deemed to control a limited partnership and, solely for the purposes of this Agreement, a fund advised or managed directly or indirectly by a Person shall also be deemed to be controlled by such Person (and the terms Controlling and Controlled shall have meanings correlative to the foregoing).

(g) “Committee” means the Compensation Committee of the Board (or, if no such committee exists, the Board or its Executive Committee).

(h) “Common Stock” or “Share” means the ordinary shares of the Company, which may be authorized but unissued, or issued and reacquired.

(i) “Employee” means a person, including an officer, in the regular employment of the Company or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or one of its Subsidiaries.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means on a given day, the price per share equal to (i) the closing sale price of the Common Stock on such day on the principal stock exchange on which the Common Stock may at the time be listed or, (ii) if there shall have been no sales on such exchange on such day on any given day, the average of the closing bid and asked prices of the Common Stock on such exchange on such day or, (iii) if there is no such bid and asked price on such day, the average of the closing bid and asked prices of the Common Stock on the next preceding date when such bid and asked price occurred or, (iv) if the Common Stock shall not be so listed, as determined by the Board in good faith based on the recommendation of the Committee.

(l) “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option, Purchase Stock, Restricted Stock, Stock Appreciation Right or Dividend Equivalent Right (as such terms are defined in Section 5), or any combination of the foregoing.

(m) “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(n) “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(o) “Investors” means each of the investment funds associated with AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts, Co. and Thomas H. Lee Partners, or their successors, so long as they remain investors under that certain Shareholder’s Agreement Regarding The Nielsen Company B.V., to be entered into by and among Luxco, Valcon Acquisition Holding B.V., Bidco, and the other parties thereto.

(p) “Management Stockholder’s Agreement” means that certain management stockholder’s agreement entered into between the Company and each Participant.

(q) “Participant” means an Employee, non-employee member of the Board, consultant or other person having a relationship with the Company or one of its Subsidiaries, to whom one or more Grants have been made and remain outstanding.

(r) “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(s) “Subsidiary” means with respect to any Person, any entity directly or indirectly controlled by such Person.

(t) “VNU Group” means Luxco and any of its direct and indirect subsidiaries and Affiliates, together with any successor thereto.

3.	Administration of Plan

(a) The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b) The Committee may delegate to the Chief Executive Officer of the VNU Group and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants.

(c) The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.	Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination of employment, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change in Control of the Company.

5.	Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee’s sole discretion:

(a) Stock Options - These are options to subscribe for Common Stock. At the time of Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an option granted under this Section 5(a) may not be exercised more than 10 years after the date it is granted. Payment of the option exercise price shall be made in cash, or in shares of Common Stock or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.

(b) Stock Appreciation Rights - The Committee may grant Stock Appreciation Rights in connection with the grant of a Stock Option. Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine. A Stock Appreciation Right means the right to transfer and surrender to the Company all or a portion of a Stock Option in exchange for an amount, payable in cash or shares of Common Stock, equal to the excess of (i) the aggregate Fair Market Value, as of the date such Option or portion thereof is transferred or surrendered, of the Common Stock underlying such Option or portion thereof, over (ii) the aggregate exercise price of such Option or portion thereof, relating to such Common Stock.

(c) Purchase Stock - Purchase Stock are Shares offered to a Participant at such price as determined by the Committee, the acquisition of which may make the Participant eligible to receive Grants under the Plan, including, but not limited to, Stock Options.

(d) Restricted Stock - Restricted Stock are Shares granted by the Committee to a Participant, with or without charge to the Participant (as may be required by applicable law). The Restricted Stock shall be subject to such other terms as the Committee may determine.

(e) Dividend Equivalent Rights - The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of a Stock Option. A Dividend Equivalent Right means the right to receive a payment in respect of one share of Common Stock (whether or not subject to a Stock Option) equal to the amount of any dividend paid in respect of one share of Common Stock held by a shareholder in the Company. Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine.

(f) Other Stock-Based Awards - The Committee may grant or sell awards of Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (including, without limitation, restricted stock units). Such “Other Stock-Based Awards” shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Grants under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

6.	Limitations and Conditions

(a) The number of Shares available for Grants under this Plan shall be 36,280,000, of which 7,325,000 shares are intended to be Purchase Stock and 28,955,000 shares are intended to be available for equity grants, unless restricted by applicable law. Shares related to Grants that are forfeited, terminated, cancelled, expire unexercised or purchased by the Company, shall immediately become available for new Grants.

(b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed in accordance with the terms of the Plan or the Grant Agreement, the Committee may provide for limitations or conditions on such Grant.

(c) Nothing contained herein shall affect the right of the Company or any of its Subsidiaries to terminate any Participant’s employment at any time or for any reason.

(d) Unless otherwise agreed with a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(e) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares they may acquire in connection with any Grant unless and until any such Shares have been issued by the Company to such Participants (or book entry representing such shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian). For the avoidance of doubt, shares shall be deemed to have been issued when evidenced by entry in the Company’s shareholder register.

(f) No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(g) Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(h) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.	Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Subsidiary (or among any Subsidiaries) shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and any Subsidiary) during such leave of absence.

8.	Adjustments

In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value thereof , the Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Grants, (ii) adjust the share prices related to outstanding Grants, and/or (iii) take such other action (including, without limitation providing for the payment of a cash amount to holders of outstanding Grants), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Grants. Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon holders of Options and upon the Company.

9.	Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

In its absolute discretion, acting in good faith, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Grant, the Committee may provide that such Grant cannot be exercised after the amalgamation, combination, merger or consolidation of the Company with or into another corporation or other entity, the exchange of all or substantially all of the assets of the Company for the securities of another corporation or other entity, the acquisition by another person of 66 2/3% or more of the Company’s then outstanding shares of voting stock or the recapitalization, reorganization, reclassification, liquidation, dissolution, or other event affecting the capital stock of the Company, including a Change in Control. The Committee shall, on such terms and conditions as it deems appropriate, acting in good faith, also provide, either by the terms of such Grant or by a resolution adopted prior to the occurrence of such amalgamation, merger, consolidation, exchange, acquisition, recapitalization, reorganization, reclassification, liquidation, dissolution or other event affecting the capital stock of the Company, that, after written notice to all affected Participants and for a reasonable period of time prior to such event, such Grant which is being made unexercisable after any such event shall be exercisable as to any Shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b)) and that, upon the occurrence of such event, such Grant shall terminate and be of no further force or effect. The Committee may also provide, in its absolute discretion, that even if the Grant shall remain exercisable after any such event, from and after such event, any such Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof (as determined by the Committee in good faith), receivable as a result of such event by the holder of a number of Shares for which such Grant could have been exercised immediately prior to such event. The Committee may further provide in its absolute discretion, an opportunity for holders of such Grant to enter into new Grants in connection with such event, on such terms and conditions as the Committee deems appropriate or to have their grants cancelled in exchange for a cash payment equal to the consideration paid in such transaction for Shares.

10.	Amendment and Termination

(a) The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that no such action shall modify any Grant in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Grant or this Plan (except that any adjustment that is made pursuant to Section 8 or 9 hereof may be made by the Committee in good faith).

(b) The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Section 8 or 9 hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee, extend the term of the Plan or be materially adverse to a majority of Participants with respect to any outstanding Grants.

(c) If any payments of money, delivery of shares of Common Stock or other benefits due to the Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such payments, delivery of shares or other benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Participant, that does not cause such an accelerated or additional tax.

11.	Governing Law; International Participants

(a) This Plan shall be governed by the laws of the State of New York, except to the extent that the issue or transfer of Stock shall be subject to mandatory provisions of the laws of The Netherlands.

(b) The Committee may make Grants to Employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.	Withholding Taxes

The Company shall have the right to deduct from any cash payment made under the Plan the minimum amount of any federal, provincial, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such minimum withholding taxes.

13.	Effective Date and Termination Dates

The Plan shall be effective on and as of the date of its approval by the stockholders of the Company and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 10.